UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 23, 2009



                                West Marine, Inc.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                        0-22512                   77-0355502
-----------------               ---------------           ------------------
(State or other                 (Commission               (I.R.S. Employer
 jurisdiction of                 File Number)              Identification No.)
 incorporation)


                               500 Westridge Drive
                          Watsonville, California 95076
      ---------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700

                             -----------------------
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 23, 2009, West Marine, Inc. (the "Company") announced that the Securities and Exchange Commission (the "SEC") approved the final settlement between the Company and the SEC regarding the previously-disclosed investigation of the Company in connection with the facts and circumstances that gave rise to the Company's 2007 restatement of its financial results for fiscal years 2002 through 2005 and for the first three quarters of fiscal year 2006. Under the terms of the settlement, the Company neither admits nor denies any of the SEC's allegations and has agreed to settle the charges by consenting to a permanent injunction against committing or causing any violations or future violations of Sections 17(a)(2)and (3) of the Securities Act of 1933, as amended, and Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended. No fines, penalties or other monetary sanctions were assessed against the Company, and the Company understands that the SEC is not proceeding against any of the Company's past or current employees or directors. This settlement concludes the SEC's formal investigation of the Company. A copy of the press release announcing this settlement is attached to this report as
Exhibit 99.1.


Item 9.01.        Financial Statements and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Not Applicable.

                  (d) Exhibit:

                           99.1     Press Release dated July 23, 2009.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    WEST MARINE, INC.



Date: July 23, 2009                 By: /s/ Pamela J. Fields
                                        ------------------------------
                                        Pamela J. Fields
                                        Vice President and General Counsel

                                                                    Exhibit 99.1

[West Marine Logo]


  West Marine Announces Settlement of SEC Investigation - No Penalties Assessed

WATSONVILLE, Calif.--(BUSINESS WIRE)--July 23, 2009--West Marine, Inc. (Nasdaq:WMAR) today announced that it has reached a settlement with the United States Securities and Exchange Commission (SEC) which resolves the SEC's investigation of the company in connection with the facts and circumstances that gave rise to the company's 2007 restatement of its financial results for fiscal years 2002 through 2005 and for the first three quarters of fiscal year 2006. The restatement resulted from a company-initiated review in 2007, during which the company identified and corrected its accounting for indirect inventory cost capitalization, as more fully described in West Marine's annual report on Form 10-K for the fiscal year ended December 30, 2006.

Geoff Eisenberg, Chief Executive Officer of West Marine, commented, "The settlement constrains our ability to comment on the SEC's allegations. I can say, however, that after nearly two years of cooperating with the SEC's staff, we are very pleased to report that no fines, penalties or other monetary sanctions were assessed against the company. We also understand that the SEC is not proceeding against any of the company's past or current Associates or Directors.


"We all have an obligation to remain constantly vigilant in ensuring that our financial reporting systems and processes continually improve. I am confident that we now have first-rate accounting practices, financial team leadership, and internal controls."


"We are extremely pleased to have this matter finally behind us as we continue to focus our efforts on doing an outstanding job in support of our Customers, Associates and Shareholders."


Under the settlement, without admitting or denying the allegations made in the SEC's complaint, the company consented to a permanent injunction against any future violations of Sections 17(a)(2) and (3) of the Securities Act of 1933, as amended, and Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended.


ABOUT WEST MARINE

West Marine, the largest specialty retailer of boating supplies and accessories, has 342 company-owned stores located in 38 states, Puerto Rico and Canada and two franchised stores located in Turkey. Our call center and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).




SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ are identified in the public filings made by us with the SEC, including West Marine's annual report on Form 10-K for the fiscal year ended January 3, 2009. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.



West Marine, Inc.
Tom Moran, 831-761-4229
Senior Vice President and Chief Financial Officer